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                                                                  EXHIBIT (a)(4)

    [LOGO of J.P. Morgan Securities Inc.] [LOGO of RBC Dominion Securities Inc.]

                           OFFER TO PURCHASE FOR CASH
                         ALL OUTSTANDING COMMON SHARES
          (INCLUDING THE ASSOCIATED RIGHTS TO PURCHASE COMMON SHARES)
                                       OF

                         CHIEFTAIN INTERNATIONAL, INC.
                                       AT

                            U.S.$29.00 NET PER SHARE
                                       BY

                 HUNT OIL CANADIAN ACQUISITION III CORPORATION,
                          A WHOLLY-OWNED SUBSIDIARY OF

                                HUNT OIL COMPANY

    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EDMONTON TIME,
            ON FRIDAY, AUGUST 3, 2001, UNLESS THE OFFER IS EXTENDED.

                                                                   June 28, 2001

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

     We have been engaged by Hunt Oil Canadian Acquisition III Corporation, a corporation incorporated under and governed by the laws of the Province of Alberta, Canada (the "Offeror") and a wholly-owned subsidiary of Hunt Oil Company, a Delaware corporation ("HOC"), and HOC to act as Dealer Managers in connection with the Offeror's offer to purchase all outstanding Common Shares, no par value (including the associated rights to purchase Common Shares) (the "Common Shares"), of Chieftain International, Inc., a corporation incorporated under and governed by the laws of the Province of Alberta, Canada ("Chieftain"), at U.S.$29.00 per Share, net to the seller in cash, without interest thereon, on the terms and subject to the conditions set forth in the Offer to Purchase, dated June 28, 2001 (as amended or supplemented from time to time, the "Offer to Purchase"), and in the related Letter of Transmittal (the "Letter of Transmittal," which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, collectively constitute the "Offer").

     Please furnish copies of the enclosed materials to those of your clients for whom you hold Common Shares registered in your name or in the name of your nominee.

     Enclosed herewith are the following documents:

          1. The Offer to Purchase dated June 28, 2001;

          2. The letter to shareholders of Chieftain from Chieftain's President and Chief Executive Officer, accompanied by Chieftain's
     Solicitation/Recommendation Statement on Schedule 14D-9;

          3. The Letter of Transmittal to be used by Chieftain shareholders in accepting the Offer;

          4. A Notice of Conversion for the holders of $1.8125 Convertible Redeemable Preferred Stock of Chieftain International Funding Corp. (the "Preferred Shares") who wish to conditionally convert their Preferred Shares into Common Shares and tender such Common Shares pursuant to the Offer;

          5. A printed form of letter that may be sent to your clients for whose account you hold Common Shares in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer;
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          6. The Notice of Guaranteed Delivery with respect to Common Shares;

        7. The Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

          8. Return envelopes addressed to CIBC Mellon Trust Company, the Depositary, and Mellon Investor Services LLC, the U.S. Forwarding Agent.

     THE OFFER IS CONDITIONED UPON, AMONG OTHER THINGS, THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER A NUMBER OF COMMON SHARES REPRESENTING AT LEAST 66 2/3% OF THE TOTAL ISSUED AND OUTSTANDING COMMON SHARES ON A FULLY DILUTED BASIS AS OF THE DATE SUCH COMMON SHARES ARE PURCHASED PURSUANT TO THE OFFER (THE "MINIMUM CONDITION") AND THE SATISFACTION OR WAIVER OF CERTAIN OTHER CONDITIONS DESCRIBED IN THE OFFER TO PURCHASE. THE OFFER IS NOT CONDITIONED ON THE OFFEROR OBTAINING FINANCING.

     WE URGE YOU TO CONTACT YOUR CLIENTS WHO HOLD EITHER COMMON SHARES OR PREFERRED SHARES PROMPTLY. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EDMONTON TIME, ON TUESDAY, AUGUST 3, 2001, UNLESS THE OFFER IS EXTENDED.

     The Offer is being made pursuant to a Pre-Acquisition Agreement (the "Agreement"), dated as of June 18, 2001, by and among Chieftain, HOC and the Offeror. The Agreement provides that, among other things, following the consummation of the Offer and the satisfaction or waiver of the other conditions set forth in the Agreement, each issued and outstanding Common Share not then owned by the Offeror may be acquired by the Offeror by way of a compulsory acquisition, statutory arrangement, amalgamation, merger, reorganization, consolidation, recapitalization or other type of acquisition transaction (a "Second Stage Transaction"). In any such Second Stage Transaction, each Common Share shall be converted into and represent the right to receive an amount in cash, without interest thereon, equal to the price paid for each Common Share pursuant to the Offer.

     The Board of Directors of Chieftain has unanimously determined that the consideration to be received pursuant to the Offer is fair, from a financial point of view, to the holders of Common Shares, has unanimously approved the Pre-Acquisition Agreement and the Offer, and unanimously recommends (i) that Chieftain's shareholders accept the Offer and tender all of their Common Shares and (ii) that holders of Preferred Shares surrender their Preferred Shares for conversion into Common Shares, conditional upon the Offeror accepting for payment Common Shares validly tendered on or prior to the Expiration Date, with appropriate instructions that the Common Shares issuable upon such conversion be tendered pursuant to the Offer.

     In all cases, payment for Common Shares accepted pursuant to the Offer will be made only after timely receipt by CIBC Mellon Trust Company (the "Depositary") or Mellon Investor Services LLC, the U.S. Forwarding Agent for the Depositary (the "U.S. Forwarding Agent") of (1) certificates for such Common Shares or timely confirmation of the book-entry transfer of such Common Shares into the Depositary's account at the Book-Entry Transfer Facility (as defined in the Offer to Purchase) pursuant to the procedures set forth in Section 3 of "The Offer" in the Offer to Purchase, (2) the Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message (as defined in the Offer to Purchase)) and (3) any other documents required by such Letter of Transmittal. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE FOR COMMON SHARES, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING PAYMENT PURSUANT TO THE OFFER.

     RBC Dominion Securities Inc. will form and manage a soliciting group (the "Soliciting Dealer Group" and each member of the Soliciting Dealer Group, a "Soliciting Dealer" ) to solicit acceptances of the Offer in Canada by shareholders. In addition to paying RBC Dominion Securities Inc. a dealer manager fee, the Offeror will pay to any member of the Soliciting Dealer Group whose name appears on the designated place on a duly executed and delivered Letter of Transmittal accompanying a deposit of Common Shares, a fee of Cdn.$0.10 per Common Share deposited and accepted and paid for pursuant to the Offer. The aggregate amount payable to a Soliciting Dealer with respect to any depositing Shareholder will be not more than
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Cdn.$1,500. Where Common Shares deposited and registered in a single name are beneficially owned by more than one person, the maximum amount will be applied separately in respect of each such beneficial owner. The Offeror may require the Soliciting Dealers to furnish evidence of beneficial ownership satisfactory to the Offeror at the time of deposit. The Offeror will not pay any fees or commissions to any broker, dealer or other person (other than the Depositary, the Information Agent, the Dealer Managers and the U.S. Forwarding Agent, as disclosed in the Offer to Purchase) for soliciting tenders of Common Shares pursuant to the Offer. Brokers, dealers or other persons will be reimbursed upon request for customary mailing and handling expenses incurred in forwarding the enclosed offering materials to their clients. The Offeror will pay all stock transfer taxes applicable to its purchase of Common Shares pursuant to the Offer, subject to Instruction 6 of the Letter of Transmittal.

     Questions, requests for assistance and requests for additional copies of the enclosed materials may be directed to either of the undersigned Dealer Managers or the Information Agent at their respective addresses and telephone numbers set forth on the back cover of the enclosed Offer to Purchase.

                                            Very truly yours,

                                            J.P. MORGAN SECURITIES INC.
                                            RBC DOMINION SECURITIES INC.

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU OR ANY OTHER PERSON AS AN AGENT OF HOC, THE OFFEROR, THE DEALER MANAGERS, THE INFORMATION AGENT, THE DEPOSITARY, THE U.S. FORWARDING AGENT OR ANY AFFILIATE OF ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR USE ANY DOCUMENT OR MAKE ANY REPRESENTATION ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFER NOT CONTAINED IN THE OFFER TO PURCHASE OR THE LETTER OF TRANSMITTAL.